SUB-ITEM 77H


As of October 31, 2008, the following person or entity now own more than 25% of a funds voting security:

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PERSON/ENTITY               FUND                        PERCENTAGE
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------------------ ----------------------- -----------------------------------
Charles Schwab & Co.        MSR                           26.6%
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